                                                                    EXHIBIT 3.12


                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 12:23 PM 01/03/2001
                                                        010003929 -- 3339756

                            CERTIFICATE OF FORMATION

                                       OF

                                   AG2AG, LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is:

                                   Ag2Ag, LLC

         SECOND: The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:
The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


         Executed on December 29, 2000.


                                            /s/ COLLEEN DORSEY
                                            ---------------------------
                                            COLLEEN DORSEY
                                            Authorized Person